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                                                                EXHIBIT 23.3


                     [BAIRD, KURTZ & DOBSON LETTERHEAD]


                     CONSENT OF INDEPENDENT ACCOUNTANTS



To the Board of Directors and Stockholders of Southern Belle Dairy Company
Somerset, Kentucky


We consent to the inclusion in this registration statement of Broughton Foods Company on Form S-1 of our report dated July 25, 1997, on our audits of the financial statements of SOUTHERN BELLE DAIRY COMPANY as of June 1, 1996, and May 31, 1997, and for each of the three years in the period ended May 31, 1997. We also consent to the reference to our firm under the caption "Experts" included in the registration statement.





                                   /s/ BAIRD, KURTZ & DOBSON


Bowling Green, Kentucky
October 6, 1997